UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2006, Cliffs International Lux IV Sarl, a subsidiary of Cleveland-Cliffs Inc (the "Company"), entered into a definitive share purchase agreement (the "Agreement") with Centennial Asset Mining Fund LLC, an affiliate of MMX Mineração e Metálicos SA ("MMX"), Eike Fuhrken Batista and MMX to acquire 30 percent of the Amapa Project through the acquisition of 100 percent of the shares of Centennial Asset Amapá Participações SA ("Centennial Amapá") for US$133 million. The Amapá Project is a Brazilian iron ore project consisting of a significant iron ore deposit, a 192-kilometer railway and 71 hectares of real estate on the banks of the Amazon River earmarked for the development of an iron ore terminal.

Pursuant to the Agreement, the Company would provide technical support for the construction and operation of the Amapá Project and MMX would provide corporate and institutional support services. The Company would also be responsible for 30 percent of the future capital for the Amapá Project.

Closing is anticipated to occur during the first quarter of 2007 subject to completion of project financing, final due diligence, regulatory approvals, and other customary closing conditions.

A copy of the press release issued by the Company on December 12, 2006 is included as Exhibit 99(a) hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99(a) The Company published a press release captioned, "Cleveland-Cliffs Signs Definitive Share Purchase Agreement to Acquire 30% Interest in Brazilian Mine Project" dated December 12, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

December 18, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	The Company published a press release captioned, "Cleveland-Cliffs Signs Definitive Share Purchase Agreement to Acquire 30% Interest in Brazilian Mine Project" dated December 12, 2006